Exhibit 99.l   NEWS RELEASE

As previously announced, TDS will hold a teleconference Feb. 26, 2014 at 9:30 a.m. CST. Interested parties may listen to the call live via the Events & Presentations page of investors.teldta.com.

FOR IMMEDIATE RELEASE

TDS reports fourth quarter 2013 results

CHICAGO, (Feb. 26, 2014) — Telephone and Data Systems, Inc. (NYSE:TDS) reported operating revenues of $1,183.5 million for the fourth quarter of 2013, versus $1,346.2 million for the comparable period one year ago. Net loss attributable to TDS shareholders and related diluted loss per share were $6.1 million and $0.06 respectively, for the fourth quarter of 2013, compared to $41.9 million and $0.39, respectively, in the comparable period one year ago.

Year-over-year comparisons are affected by U.S. Cellular’s Divestiture Transaction, the deconsolidation of certain U.S. Cellular partnerships, and acquisitions at TDS Telecom, in 2013.

“Throughout the year, our businesses took strategic actions to compete more effectively and position us well for the future, and these actions impacted our financial results,”  said LeRoy T. Carlson, Jr., TDS president and CEO. “At U.S. Cellular, we brought 4G LTE speeds and quality to nearly 90 percent of our customers, which has resulted in strong growth in smartphone adoption and data use. TDS Telecom brought high-speed broadband and TDS TV to more markets, and is moving aggressively to increase residential and commercial penetration in our cable markets.

“At U.S. Cellular, we expect our competitive devices, plans, and pricing to help us attract and retain customers, though service issues related to our recent billing system conversion continue to impact customer churn. U.S. Cellular is driving ongoing growth in smartphone penetration and data use through our high-quality nationwide network and comprehensive device portfolio. Customer response to our Apple device offerings and shared data plans has been very positive, and we expect that to continue. We have very strong 4G LTE coverage in our markets and we are competing aggressively with our outstanding network and customer experiences.

“TDS Telecom brought high-speed broadband and TDS TV services to more markets in 2013, and maintained customer loyalty through service bundling. Commercial managedIP connections increased substantially, and TDS Telecom began introducing new services in our cable markets.  Cable is an attractive growth opportunity, and we plan to build our business through additional acquisitions in 2014.  We brought our five hosted and managed services businesses together as OneNeck IT Solutions to provide end-to-end solutions and to drive faster growth in recurring revenues from mid-market commercial customers.”

2014 Estimated Results

U.S. Cellular capital expenditures for 2014 are expected to be approximately $640 million, down from $738 million in 2013.  U.S. Cellular is not providing guidance for 2014 revenues and profitability at this time due to a number of factors, which involve significant uncertainty and affect U.S. Cellular’s ability to estimate future results with reasonable confidence.  Such factors include (i) the unprecedented number of actions related to pricing of service plans and devices, including device financing, announced by competitors in recent weeks, for which U.S. Cellular is evaluating and determining its response; and (ii) continuing elevated churn due, at least in part, to issues arising from U.S. Cellular’s billing system implementation in the second half of 2013.  Although U.S. Cellular expects churn to improve over the next several months, the extent and timing of the improvement is uncertain.

TDS Telecom estimates for full-year 2014 results are shown below.  Such estimates represent management’s view as of Feb. 26, 2014.  Such forward-looking statements should not be assumed to be current as of any future date.  TDS undertakes no duty to update such information, whether as a result of new information, future events or otherwise.  There can be no assurance that final results will not differ materially from such estimated results.

2014 Estimated Results
TDS Telecom
(Dollars in millions)
Operating revenues	$1,050-$1,100
Adjusted income before income taxes (1)	$250-$280
Capital expenditures	$200

(1)     Adjusted income before income taxes is defined as income before income taxes, adjusted for the items set forth in the reconciliation below. Adjusted income before income taxes excludes these items in order to show operating results on a more comparable basis from period to period. In addition, TDS may exclude other items from adjusted income before income taxes if such items help reflect operating results on a more comparable basis. TDS does not intend to imply that any such amounts that are excluded are non-recurring, infrequent or unusual; such amounts may occur in the future.  Adjusted income before income taxes is not a measure of financial performance under Generally Accepted Accounting Principles in the United States (“GAAP”) and should not be considered as an alternative to income before income taxes as an indicator of the company’s operating performance or as an alternative to cash flows from operating activities, determined in accordance with GAAP, as an indicator of cash flows or as a measure of liquidity. TDS believes adjusted income before income taxes is a useful measure of TDS’ operating results before significant recurring non-cash charges, discrete gains and losses, and financing charges (interest expense). The following table provides a reconciliation of income (loss) before income taxes to adjusted income before income taxes for 2014 estimated results:

2014 Estimated Results
TDS Telecom
(Dollars in millions)
Income before income taxes	$25-$55
Depreciation, amortization and accretion expense	$225
Adjusted income before income taxes	$250-$280

2013 Estimated and Actual Results

	2013 Estimated and Actual Results for the Year Ended December 31, 2013
	U.S. Cellular (1)		TDS Telecom		TDS (1)(2)
	Estimate	Actual	Estimate	Actual	Estimate	Actual
(Dollars in millions)
Adjusted operating revenues (3)	$3,590-$3,640	$3,595	$920-$960	$947	$4,555-$4,645	$4,577
Adjusted income before income taxes (4)	$600-$700	$585	$230-$260	$249	$830-$960	$839
Capital expenditures	$735	$738	$165	$165	$910	$910

(1)     These estimates and actual results reflect U.S. Cellular’s consolidated results for 2013.

(2)     The TDS column includes U.S. Cellular, TDS Telecom, and also the impacts of consolidating eliminations, corporate operations and non-reportable segments.

(3)     Adjusted operating revenues is defined as operating revenues, excluding U.S. Cellular equipment sales revenues. U.S. Cellular equipment sales revenues are excluded from adjusted operating revenues since U.S. Cellular equipment is generally sold at a net loss, and such net loss that results from U.S. Cellular equipment sales revenues less U.S. Cellular cost of equipment sold is viewed as a cost of earning service revenues for purposes of assessing business results. For purposes of developing this guidance, TDS does not calculate an estimate of U.S. Cellular equipment sales revenues. TDS believes this measure provides useful information to investors regarding TDS’ results of operations. Adjusted operating revenues is not a measure of financial performance under GAAP and should not be considered as an alternative to operating revenues as an indicator of the company’s operating performance. The following table provides a reconciliation of actual operating revenues to adjusted operating revenues:

	2013 Estimated and Actual Results for the Year Ended December 31, 2013
	U.S. Cellular (1)		TDS (1)(2)
	Estimate	Actual	Estimate	Actual
(Dollars in millions)
Operating revenues	N/A	$3,919	N/A	$4,901
U.S. Cellular equipment sales revenues	N/A	$324	N/A	$324
Adjusted operating revenues	$3,590-$3,640	$3,595	$4,555-$4,645	$4,577

(4)     Adjusted income before income taxes is defined as income before income taxes, adjusted for the items set forth in the reconciliation below. Adjusted income before income taxes excludes these items in order to show operating results on a more comparable basis from period to period. In addition, TDS may also exclude other items from adjusted income before income taxes if such items help reflect operating results on a more comparable basis. TDS does not intend to imply that any such amounts that are excluded are non-recurring, infrequent or unusual; such amounts may occur in the future.  Adjusted income before income taxes is not a measure of financial performance under GAAP and should not be considered as an alternative to income before income taxes as an indicator of the company’s operating performance or as an alternative to cash flows from operating activities, determined in accordance with GAAP, as an indicator of cash flows or as a measure of liquidity. TDS believes adjusted income before income taxes is a useful measure of TDS’ operating results before significant recurring non-cash charges, discrete gains and losses, and financing charges (interest expense). The following table provides a reconciliation of income (loss) before income taxes to adjusted income before income taxes for 2013 estimated and actual results:

	2013 Estimated and Actual Results for the Year Ended December 31, 2013
	U.S. Cellular (1)		TDS Telecom		TDS (1)(2)
	Estimate	Actual	Estimate	Actual	Estimate	Actual
(Dollars in millions)
Income (loss) before income taxes	$350-$450	$258	$25-$55	$49	$360-$490	$293
Depreciation, amortization and accretion expense	$790	$804	$205	$203	$1,005	$1,018
(Gain) loss on sale of business and other exit costs, net	($245)	($247)	—	—	($300)	($301)
(Gain) loss on license sales and exchanges	($325)	($255)	—	—	($325)	($255)
(Gain) loss on investments	($20)	($19)	—	($1)	($15)	($15)
Interest expense	$50	$44	—	($2)	$105	$99
Adjusted income before income taxes	$600-$700	$585	$230-$260	$249	$830-$960	$839

Stock Repurchase Summary

TDS began repurchasing stock under its $250 million repurchase authorization on Aug. 5, 2013.  The following represents repurchases of TDS Common Shares.

Repurchase Period	# Shares	Cost (in millions)
2013 (fourth quarter)	134,303	$3.9
2013 (third quarter)	204,548	$5.8
Total	338,851	$9.7

Conference Call Information

TDS will hold a conference call on Feb. 26, 2014 at 9:30 a.m. CST.

•         Access the live call on the Events & Presentations page of investors.teldta.com  or at http://www.videonewswire.com/event.asp?id=98193.

•         Access the call by phone at 877-407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.teldta.com. The call will be archived on the Events & Presentations page of investors.teldta.com.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless; cable and wireline broadband, TV and voice; and hosted and managed services to approximately 5.9 million customers nationwide through its business units, U.S. Cellular, TDS Telecom, OneNeck IT Solutions and Baja Broadband. Founded in 1969 and headquartered in Chicago, TDS employed 10,500 people as of Dec. 31, 2013.

Visit www.teldta.com  for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Contacts

Jane McCahon, Vice President, Corporate Relations and Corporate Secretary

312- 592-5379

jane.mccahon@teldta.com

Julie Mathews, Investor Relations Manager

312- 592-5341

 julie.mathews@teldta.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: impacts of any pending acquisition and divestiture transactions,  including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets;  pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by TDS to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit:

TDS: www.teldta.com

U.S. Cellular: www.uscellular.com

TDS Telecom: www.tdstelecom.com

OneNeck IT Solutions: www.oneneck.com

United States Cellular Corporation
Total Markets* Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Retail Customers
Postpaid
Total at end of period	4,267,000	4,343,000	4,412,000	5,060,000	5,134,000
Gross additions	176,000	165,000	165,000	191,000	241,000
Net additions (losses)	(71,000)	(60,000)	(120,000)	(74,000)	(41,000)
ARPU (1)	$53.53	$54.64	$54.18	$54.85	$54.56
Churn rate (2)	1.9%	1.7%	2.0%	1.7%	1.8%
Smartphone penetration (3) (4)	50.8%	47.1%	45.5%	43.5%	41.8%
Prepaid
Total at end of period	343,000	370,000	381,000	446,000	423,000
Gross additions	63,000	65,000	77,000	104,000	107,000
Net additions (losses)	(26,000)	(11,000)	(7,000)	23,000	37,000
ARPU (1)	$31.66	$28.72	$31.69	$33.31	$33.56
Churn rate (2)	8.3%	6.8%	6.8%	6.2%	5.8%
Total customers at end of period	4,774,000	4,875,000	4,968,000	5,736,000	5,798,000
Billed ARPU (1)	$50.25	$50.92	$50.60	$51.13	$50.94
Service revenue ARPU (1)	$57.05	$58.36	$57.45	$57.63	$58.00
Smartphones sold as a percent of total devices sold	79.6%	65.2%	66.0%	61.7%	62.9%
Total population
Consolidated markets (5)	58,013,000	84,025,000	84,025,000	93,943,000	93,244,000
Consolidated operating markets (5)	31,759,000	31,822,000	31,822,000	47,440,000	46,966,000
Market penetration at end of period
Consolidated markets (6)	8.2%	5.8%	5.9%	6.1%	6.2%
Consolidated operating markets (6)	15.0%	15.3%	15.6%	12.1%	12.3%
Capital expenditures (000s)	$208,100	$242,500	$168,500	$118,400	$253,100
Total cell sites in service	6,975	7,687	7,748	8,027	8,028
Owned towers in service	4,448	4,422	4,411	4,411	4,408

*         Represents U.S. Cellular’s consolidated markets. These are markets which U. S. Cellular currently consolidates, or previously consolidated in the periods presented, and is not adjusted in prior periods for subsequent divestitures or deconsolidations.

Refer to U.S. Cellular’s Form 8-K filed on February 26, 2014 for pro forma financial information related to the Divestiture Transaction and the NY1 & NY2 Deconsolidation for the three and twelve months ended December 31, 2013, as if the transactions had occurred at the beginning of the respective periods. Also refer to U.S. Cellular’s Form 8-K filed on May 3, 2013 for pro forma financial information related to the Divestiture Transaction and the NY1 & NY2 Deconsolidation for the twelve months ended December 31, 2012.

United States Cellular Corporation
Core Markets* Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Retail Customers
Postpaid
Total at end of period	4,267,000	4,343,000	4,412,000	4,463,000	4,496,000
Gross additions	176,000	165,000	165,000	176,000	208,000
Net additions (losses)	(71,000)	(60,000)	(53,000)	(33,000)	(19,000)
ARPU (1)	$53.53	$54.64	$54.44	$54.21	$53.91
Churn rate (2)	1.9%	1.7%	1.6%	1.6%	1.7%
Smartphone penetration (3) (4)	50.8%	47.1%	45.5%	43.0%	41.1%
Prepaid
Total at end of period	343,000	370,000	381,000	373,000	342,000
Gross additions	63,000	65,000	76,000	91,000	87,000
Net additions (losses)	(26,000)	(11,000)	8,000	31,000	37,000
ARPU (1)	$31.66	$28.72	$31.65	$32.92	$33.21
Churn rate (2)	8.3%	6.8%	6.0%	5.6%	5.1%
Total customers at end of period	4,774,000	4,875,000	4,968,000	5,005,000	5,022,000
Billed ARPU (1)	$50.25	$50.92	$50.98	$50.93	$50.71
Service revenue ARPU (1)	$57.05	$58.36	$57.88	$57.14	$57.67
Smartphones sold as a percent of total devices sold	79.6%	65.2%	66.1%	62.1%	62.9%
Total population
Consolidated markets (5)	58,013,000	84,025,000	84,025,000	84,025,000	83,384,000
Consolidated operating markets (5)	31,759,000	31,822,000	31,822,000	31,822,000	31,445,000
Market penetration at end of period
Consolidated markets (6)	8.2%	5.8%	5.9%	6.0%	6.0%
Consolidated operating markets (6)	15.0%	15.3%	15.6%	15.7%	16.0%
Capital expenditures (000s)	$211,200	$239,300	$171,200	$113,300	$241,400
Total cell sites in service	6,161	6,127	6,113	6,113	6,130
Owned towers in service	3,913	3,859	3,844	3,846	3,847

*         U.S. Cellular’s Core Markets excludes the Divestiture Markets and NY1 & NY2 markets for the periods presented.

Refer to U.S. Cellular’s Form 8-K filed on February 26, 2014 for pro forma financial information related to the Divestiture Transaction and the NY1 & NY2 Deconsolidation for the three and twelve months ended December 31, 2013, as if the transactions had occurred at the beginning of the respective periods. Also refer to U.S. Cellular’s Form 8-K filed on May 3, 2013 for pro forma financial information related to the Divestiture Transaction and the NY1 & NY2 Deconsolidation for the twelve months ended December 31, 2012.

(1)     ARPU metrics are calculated by dividing a revenue base by an average number of customers by the number of months in the period.  These revenue bases and customer populations are shown below:

a.        Postpaid ARPU consists of total postpaid service revenues and postpaid customers.

b.        Prepaid ARPU consists of total prepaid service revenues and prepaid customers.

c.         Billed ARPU consists of total postpaid, prepaid and reseller service revenues and postpaid, prepaid and reseller customers.

d.        Service revenue ARPU consists of total retail service revenues, inbound roaming and other service revenues and postpaid, prepaid and reseller customers.

(2)     Churn metrics represent the percentage of the postpaid or prepaid customers that disconnects service each month. These metrics represent the average monthly postpaid or prepaid churn rate for each respective period.

(3)     Smartphones represent wireless devices which run on an Android, Apple, BlackBerry or Windows Mobile operating system, excluding tablets.

(4)     Smartphone penetration is calculated by dividing postpaid smartphone customers by total postpaid customers.

(5)     Used only to calculate market penetration of consolidated and core markets and consolidated and core operating markets, respectively. See footnote (6) below.

(6)     Market penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated and core markets and consolidated and core operating markets, respectively, estimated by Claritas.

TDS Telecom
Summary Operating Data (Unaudited)

Quarter Ended	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
TDS Telecom
Wireline
Residential connections
Voice (1)	352,100	358,200	364,000	368,600	374,700
Broadband (2)	227,000	229,500	231,700	229,500	229,900
IPTV	13,800	12,200	10,500	9,000	7,900
Wireline residential connections	592,900	599,900	606,200	607,100	612,500

Commercial connections
Voice (1)	218,400	223,800	229,100	235,600	243,100
Broadband (2)	27,100	27,600	28,300	28,800	29,700
managedIP (3)	127,600	121,000	112,000	103,400	94,600
Wireline commercial connections	373,100	372,400	369,400	367,800	367,400

Total Wireline connections	966,000	972,300	975,600	974,900	979,900

Total residential revenue per connection (4)	$40.93	$41.12	$40.10	$39.99	$39.87
Residential broadband penetration (5)	68%	68%	68%	66%	65%

Cable
Cable Connections:
Video (6)	69,200	70,300
Broadband (7)	61,000	59,800
Voice (7)	17,200	16,800
Cable connections	147,400	146,900

Total residential revenue per connection (4)	$55.27	$55.67

(1)     The individual circuit connecting a customer to TDS Telecom’s central office facilities.

(2)     The number of customers provided high-capacity data circuits via various technologies, including DSL and dedicated internet circuit technologies.

(3)     The number of telephone handsets, data lines and IP trunks providing communications using IP networking technology.

(4)     Total residential revenue divided by the average number of total residential connections.

(5)     Total number of broadband connections divided by total primary residential connections.

(6)     Generally, a home or business receiving video programming counts as one video connection. In counting bulk residential or commercial connections, such as an apartment building or hotel, connections are counted based on the number of units/rooms within the building receiving service.

(7)     Broadband and voice connections reflect billable number of lines into a building for high speed data and voice services, respectively.

TDS Telecom
Capital Expenditures (000s)

Quarter Ended	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Wireline	$46,000	$32,800	$33,300	$27,900	$49,500
Cable	7,000	1,400	—	—	—
HMS	9,200	2,400	2,300	2,600	2,300
	$62,200	$36,600	$35,600	$30,500	$51,800

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
Three Months Ended December 31,
(Unaudited, dollars and shares in thousands, except per share amounts)
			Increase/ (Decrease)
	2013	2012	Amount	Percent
Operating revenues
U.S. Cellular	$902,724	$1,115,206	$(212,482)	(19%)
TDS Telecom	271,939	221,495	50,444	23%
All Other (1)	8,854	9,508	(654)	(7%)
	1,183,517	1,346,209	(162,692)	(12%)
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	967,005	979,461	(12,456)	(1%)
Depreciation, amortization and accretion	210,371	169,242	41,129	24%
(Gain) loss on asset disposals, net	14,453	2,121	12,332	>100%
(Gain) loss on sale of business and other exit costs, net	(3,140)	25,170	(28,310)	>(100%)
(Gain) loss on license sales and exchanges	(255,479)	—	(255,479)	N/M
	933,210	1,175,994	(242,784)	(21%)
TDS Telecom
Expenses excluding depreciation, amortization and accretion	206,097	165,585	40,512	24%
Depreciation, amortization and accretion	53,149	49,455	3,694	7%
(Gain) loss on asset disposals, net	336	390	(54)	(14%)
	259,582	215,430	44,152	20%
All Other (1)
Expenses excluding depreciation and amortization	8,597	7,865	732	9%
Depreciation and amortization	2,982	2,767	215	8%
(Gain) loss on asset disposals, net	(38)	514	(552)	>(100%)
(Gain) loss on sale of business and other exit costs, net	121	—	121	N/M
	11,662	11,146	516	5%

Total operating expenses	1,204,454	1,402,570	(198,116)	(14%)
Operating income (loss)
U.S. Cellular	(30,486)	(60,788)	30,302	50%
TDS Telecom	12,357	6,065	6,292	>100%
All Other (1)	(2,808)	(1,638)	(1,170)	(71%)
	(20,937)	(56,361)	35,424	63%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	32,411	19,071	13,340	70%
Interest and dividend income	2,407	2,354	53	2%
Gain on investment	29	10	19	>100%
Interest expense	(25,603)	(18,645)	(6,958)	(37%)
Other, net	169	524	(355)	(68%)
Total investment and other income	9,413	3,314	6,099	>100%
Loss before income taxes	(11,524)	(53,047)	41,523	78%
Income tax benefit	(4,013)	(12,037)	8,024	67%
Net loss	(7,511)	(41,010)	33,499	82%
Less: Net income (loss) attributable to noncontrolling interests, net of tax	(1,454)	837	(2,291)	>(100%)
Net loss attributable to TDS shareholders	(6,057)	(41,847)	35,790	86%
Preferred dividend requirement	(12)	(12)	—	—
Net loss available to common shareholders	$(6,069)	$(41,859)	$35,790	86%

Basic weighted average shares outstanding	108,742	108,481	261	—
Basic loss per share attributable to TDS shareholders	$(0.06)	$(0.39)	$0.33	85%

Diluted weighted average shares outstanding	108,742	108,481	261	—
Diluted loss per share attributable to TDS shareholders	$(0.06)	$(0.39)	$0.33	85%

(1)     Consists of Non-Reportable Segment, corporate operations and intercompany eliminations between U.S. Cellular, TDS Telecom, the Non-Reportable Segment and corporate operations.

N/M – Percentage change not meaningful

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
Twelve Months Ended December 31,
(Unaudited, dollars and shares in thousands, except per share amounts)
			Increase/ (Decrease)
	2013	2012	Amount	Percent
Operating revenues
U.S. Cellular	$3,918,836	$4,452,084	$(533,248)	(12%)
TDS Telecom	947,003	854,506	92,497	11%
All Other (1)	35,397	38,687	(3,290)	(9%)
	4,901,236	5,345,277	(444,041)	(8%)
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	3,439,830	3,647,685	(207,855)	(6%)
Depreciation, amortization and accretion	803,781	608,633	195,148	32%
(Gain) loss on asset disposals, net	30,606	18,088	12,518	69%
(Gain) loss on sale of business and other exit costs, net	(246,767)	21,022	(267,789)	>(100%)
(Gain) loss on license sales and exchanges	(255,479)	—	(255,479)	N/M
	3,771,971	4,295,428	(523,457)	(12%)
TDS Telecom
Expenses excluding depreciation, amortization and accretion	699,187	619,503	79,684	13%
Depreciation, amortization and accretion	202,701	193,094	9,607	5%
(Gain) loss on asset disposals, net	283	1,128	(845)	(75%)
(Gain) loss on sale of business and other exit costs, net	—	39	(39)	N/M
	902,171	813,764	88,407	11%
All Other (1)
Expenses excluding depreciation and amortization	34,077	39,283	(5,206)	(13%)
Depreciation and amortization	11,595	11,899	(304)	(3%)
Loss on impairment of assets	—	515	(515)	N/M
(Gain) loss on asset disposals, net	(48)	525	(573)	>(100%)
(Gain) loss on sale of business and other exit costs, net	(53,889)	—	(53,889)	N/M
	(8,265)	52,222	(60,487)	>(100%)

Total operating expenses	4,665,877	5,161,414	(495,537)	(10%)
Operating income (loss)
U.S. Cellular	146,865	156,656	(9,791)	(6%)
TDS Telecom	44,832	40,742	4,090	10%
All Other (1)	43,662	(13,535)	57,197	>(100%)
	235,359	183,863	51,496	28%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	132,714	92,867	39,847	43%
Interest and dividend income	9,092	9,248	(156)	(2%)
Gain (loss) on investment	14,547	(3,718)	18,265	>(100%)
Interest expense	(98,811)	(86,745)	(12,066)	(14%)
Other, net	(37)	720	(757)	>(100%)
Total investment and other income	57,505	12,372	45,133	>100%
Income before income taxes	292,864	196,235	96,629	49%
Income tax expense	126,043	73,582	52,461	71%
Net income	166,821	122,653	44,168	36%
Less: Net income attributable to noncontrolling interests, net of tax	24,894	40,792	(15,898)	(39%)
Net income attributable to TDS shareholders	141,927	81,861	60,066	73%
Preferred dividend requirement	(49)	(50)	1	2%
Net income available to common shareholders	$141,878	$81,811	$60,067	73%

Basic weighted average shares outstanding	108,490	108,671	(181)	—
Basic earnings per share attributable to TDS shareholders	$1.31	$0.75	$0.56	75%

Diluted weighted average shares outstanding	109,132	108,937	195	—
Diluted earnings per share attributable to TDS shareholders	$1.29	$0.75	$0.54	72%

(1)     Consists of Non-Reportable Segment, corporate operations and intercompany eliminations between U.S. Cellular, TDS Telecom, the Non-Reportable Segment and corporate operations.   TDS recognized an incremental gain of $53.5 million compared to U.S. Cellular upon closing of the Divesture Transaction as a result of lower asset basis in assets disposed.

N/M – Percentage change not meaningful

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

ASSETS

	December 31,	December 31,
	2013	2012
Current assets
Cash and cash equivalents	$830,014	$740,481
Short-term investments	50,104	115,700
Accounts receivable from customers and others	731,114	574,328
Inventory	244,560	160,692
Net deferred income tax asset	106,077	43,411
Prepaid expenses	87,920	86,385
Income taxes receivable	2,397	9,625
Other current assets	35,151	32,815
	2,087,337	1,763,437

Assets held for sale	16,027	163,242

Investments
Licenses	1,423,779	1,480,039
Goodwill	836,843	797,194
Franchise rights	123,668	—
Other intangible assets, net	71,454	58,522
Investments in unconsolidated entities	301,772	179,921
Long-term investments	—	50,305
Other investments	641	824
	2,758,157	2,566,805

Property, plant and equipment, net
U.S. Cellular	2,856,520	3,022,588
TDS Telecom	984,634	934,188
Other	36,990	40,490
	3,878,144	3,997,266

Other assets and deferred charges	164,482	133,150

Total assets	$8,904,147	$8,623,900

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	December 31,	December 31,
	2013	2012
Current liabilities
Current portion of long-term debt	$1,646	$1,233
Accounts payable	496,069	377,291
Customer deposits and deferred revenues	289,445	222,345
Accrued interest	6,673	6,565
Accrued taxes	70,518	48,237
Accrued compensation	115,031	134,932
Other current liabilities	212,374	134,005
	1,191,756	924,608

Liabilities held for sale	—	19,594

Deferred liabilities and credits
Net deferred income tax liability	862,975	862,580
Other deferred liabilities and credits	458,709	438,727

Long-term debt	1,720,074	1,721,571

Noncontrolling interests with redemption features	536	493

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $.01	1,327	1,327
Capital in excess of par value	2,308,807	2,304,122
Treasury shares, at cost	(721,354)	(750,099)
Accumulated other comprehensive loss	(569)	(8,132)
Retained earnings	2,529,626	2,464,318
Total TDS shareholders' equity	4,117,837	4,011,536

Preferred shares	824	825
Noncontrolling interests	551,436	643,966

Total equity	4,670,097	4,656,327

Total liabilities and equity	$8,904,147	$8,623,900

Balance Sheet Highlights
December 31, 2013
(Unaudited, dollars in thousands)

	U.S.	TDS	TDS Corporate	Intercompany		TDS
	Cellular	Telecom	& Other	Eliminations		Consolidated
Cash and cash equivalents	$342,065	$87,340	$400,609	$	―	$830,014
Affiliated cash investments	―	426,431	―		(426,431)	―
Short-term investments	50,104	―	―		―	50,104
	$392,169	$513,771	$400,609		$(426,431)	$880,118

Licenses, goodwill and other intangible assets	$1,788,650	$797,165	$(130,071)	$	―	$2,455,744
Investment in unconsolidated entities	265,585	3,809	39,553		(7,175)	301,772
Long-term and other investments	―	641	―		―	641
	$2,054,235	$801,615	$(90,518)		$(7,175)	$2,758,157

Property, plant and equipment, net	$2,856,520	$984,634	$36,990	$	―	$3,878,144

Long-term debt:
Current portion	$166	$72	$1,408	$	―	$1,646
Non-current portion	878,032	1,456	840,586		―	1,720,074
	$878,198	$1,528	$841,994	$	―	$1,721,720

Telephone and Data Systems, Inc.

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

The following table presents TDS’ cash and cash equivalents and investments at December 31, 2013 and December 31, 2012.

	December 31,	December 31,
	2013	2012

Cash and cash equivalents	$830,014	$740,481

Amounts included in short-term investments (1) (2)
U.S. Treasury Notes	50,104	115,700

Amounts included in long-term investments (1)
U.S. Treasury Notes	—	50,305

Total cash and cash equivalents and investments	$880,118	$906,486

(1)     Designated as held-to-maturity investments and are recorded at amortized cost in the Consolidated Balance Sheet.

(2)     Maturities are less than twelve months from the respective balance sheet dates.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
Twelve Months Ended December 31,
(Unaudited, dollars in thousands)
	2013	2012
Cash flows from operating activities
Net income	$166,821	$122,653
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	1,018,077	813,626
Bad debts expense	105,629	74,695
Stock-based compensation expense	30,338	41,871
Deferred income taxes, net	(67,150)	58,785
Equity in earnings of unconsolidated entities	(132,714)	(92,867)
Distributions from unconsolidated entities	127,929	84,884
Loss on impairment of assets	—	515
(Gain) loss on asset disposals, net	30,841	19,741
(Gain) loss on sale of business and other exit costs, net	(300,656)	21,061
(Gain) loss on license sales and exchanges	(255,479)	—
(Gain) loss on investments	(14,547)	3,718
Noncash interest expense	2,463	(572)
Other operating activities	612	1,393
Changes in assets and liabilities from operations
Accounts receivable	(294,320)	(81,107)
Inventory	(83,536)	(29,917)
Accounts payable	86,028	(12,332)
Customer deposits and deferred revenues	66,460	32,981
Accrued taxes	17,388	77,458
Accrued interest	380	(891)
Other assets and liabilities	(9,954)	(30,523)
	494,610	1,105,172

Cash flows from investing activities
Cash used for additions to property, plant and equipment	(883,797)	(995,517)
Cash paid for acquisitions and licenses	(314,570)	(163,382)
Cash received from divestitures	811,120	50,182
Cash paid for investments	—	(120,000)
Cash received for investments	115,000	243,444
Other investing activities	11,594	(12,796)
	(260,653)	(998,069)

Cash flows from financing activities
Repayment of long-term debt	(1,581)	(2,566)
Issuance of long-term debt	37	195,358
TDS Common Shares and Special Common Shares reissued for benefit plans, net of tax payments	9,654	(1,119)
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	5,784	(2,205)
Repurchase of TDS Common Shares	(9,692)	(20,026)
Repurchase of U.S. Cellular Common Shares	(18,544)	(20,045)
Dividends paid to TDS shareholders	(55,293)	(53,165)
U.S. Cellular dividends paid to noncontrolling public shareholders	(75,235)	—
Payment of debt issuance costs	(23)	(8,242)
Distributions to noncontrolling interests	(3,766)	(20,856)
Payments to acquire additional interests in subsidiaries	(4,505)	(3,167)
Other financing activities	8,740	6,136
	(144,424)	70,103

Net increase in cash and cash equivalents	89,533	177,206
Cash and cash equivalents
Beginning of period	740,481	563,275
End of period	$830,014	$740,481

TDS Telecom Highlights
Three Months Ended December 31,
(Unaudited, dollars in thousands)

			Increase (Decrease)
	2013	2012	Amount	Percent
Wireline
Operating revenues
Residential	$73,045	$73,551	$(506)	(1%)
Commercial	59,208	58,175	1,033	2%
Wholesale	48,746	53,705	(4,959)	(9%)
	180,999	185,431	(4,432)	(2%)
Operating expenses
Cost of services and products	67,945	68,977	(1,032)	(1%)
Selling, general and administrative expenses	52,771	61,182	(8,411)	(14%)
Depreciation, amortization and accretion	41,516	43,159	(1,643)	(4%)
Loss on asset disposals, net	306	387	(81)	(21%)
	162,538	173,705	(11,167)	(6%)

Operating income	$18,461	$11,726	$6,735	57%

Cable
Operating revenues
Residential	$17,374	$—	$17,374	N/M
Commercial	4,147	—	4,147	N/M
	21,521	—	21,521	N/M
Operating expenses
Cost of services and products	10,547	—	10,547	N/M
Selling, general and administrative expenses	5,870	—	5,870	N/M
Depreciation, amortization and accretion	4,657	—	4,657	N/M
Loss on asset disposals, net	28	—	28	N/M
	21,102	—	21,102	N/M

Operating income	$419	$—	$419	N/M

HMS
Operating revenues	$69,951	$36,148	$33,803	94%
Operating expenses
Cost of services and products	53,897	25,585	28,312	>100%
Selling, general and administrative expenses	15,599	9,925	5,674	57%
Depreciation, amortization and accretion	6,976	6,296	680	11%
Loss on asset disposals, net	2	3	(1)	(33%)
	76,474	41,809	34,665	83%

Operating loss	$(6,523)	$(5,661)	$(862)	(15%)

Intercompany revenues	$(532)	$(84)	$(448)	>(100)%
Intercompany expenses	(532)	(84)	(448)	>(100)%

Total TDS Telecom operating income	$12,357	$6,065	$6,292	>100%

TDS Telecom Highlights
Twelve Months Ended December 31,
(Unaudited, dollars in thousands)

			Increase (Decrease)
	2013	2012	Amount	Percent
Wireline
Operating revenues
Residential	$293,217	$296,592	$(3,375)	(1%)
Commercial	232,910	230,474	2,436	1%
Wholesale	200,440	214,682	(14,242)	(7%)
	726,567	741,748	(15,181)	(2%)
Operating expenses
Cost of services and products	270,466	274,065	(3,599)	(1%)
Selling, general and administrative expenses	220,097	235,716	(15,619)	(7%)
Depreciation, amortization and accretion	170,868	172,526	(1,658)	(1%)
Loss on asset disposals, net	130	1,020	(890)	(87%)
Loss on sale of business and other exit costs, net	—	39	(39)	N/M
	661,561	683,366	(21,805)	(3%)

Operating income	$65,006	$58,382	$6,624	11%

Cable
Operating revenues
Residential	$29,016	$—	$29,016	N/M
Commercial	6,867	—	6,867	N/M
	35,883	—	35,883	N/M
Operating expenses
Cost of services and products	17,274	—	17,274	N/M
Selling, general and administrative expenses	11,054	—	11,054	N/M
Depreciation, amortization and accretion	7,571	—	7,571	N/M
Loss on asset disposals, net	28	—	28	N/M
	35,927	—	35,927	N/M

Operating loss	$(44)	$—	$(44)	N/M

HMS
Operating revenues	$185,616	$113,010	$72,606	64%
Operating expenses
Cost of services and products	136,414	75,781	60,633	80%
Selling, general and administrative expenses	44,945	34,193	10,752	31%
Depreciation, amortization and accretion	24,262	20,568	3,694	18%
Loss on asset disposals, net	125	108	17	16%
	205,746	130,650	75,096	57%

Operating loss	$(20,130)	$(17,640)	$(2,490)	(14%)

Intercompany revenues	$(1,063)	$(252)	$(811)	>(100)%
Intercompany expenses	(1,063)	(252)	(811)	>(100)%

Total TDS Telecom operating income	$44,832	$40,742	$4,090	10%

Telephone and Data Systems, Inc.
Financial Measures and Reconciliations
(Unaudited, dollars in thousands)

	TDS Consolidated

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Cash flows from operating activities	$56,710	$344,636	$494,610	$1,105,172
Deduct:
Cash used for additions to property, plant and equipment	252,427	264,620	883,797	995,517
Free cash flow (1)	$(195,717)	$80,016	$(389,187)	$109,655

(1)     Free cash flow is defined as Cash flows from operating activities less Cash used for additions to property, plant and equipment. Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after Cash used for additions to property, plant and equipment.